Exhibit 99.1

Copano Energy, L.L.C.	News Release

Contacts:	Carl A. Luna, Senior Vice President and Chief Financial Officer
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600

COPANO ENERGY TO PRESENT AT THE
BANK OF AMERICA/MERRILL LYNCH 2009 ENERGY CONFERENCE

HOUSTON, November 10, 2009 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that Bruce Northcutt, its President and Chief Operating Officer, will speak at the Bank of America/Merrill Lynch 2009 Energy Conference to be held November 17-18, 2009 in New York City.

Copano Energy’s presentation will be webcast live on Tuesday, November 17th at 9:45 a.m. Eastern Standard Time and is expected to last approximately 40 minutes.  To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.”  A replay will be archived on the website shortly after the presentation concludes.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.

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